Exhibit 3.1

ROSS MILLER                                                 Document Number
Secretary of State                                          20070428657-51
206 North Carson Street                                     Filing Date and Time
Carson City, Nevada 89701-4298                              06/21/2007 4:55 PM
(775) 684-5708                                              Entity Number
Website: secretaryofstate.biz                               E0434982007-1

                                                          Filed in the office of
                                                          /s/ Ross Miller
                                                          Ross Miller
ARTICLES OF INCORPORATION                                 Secretary of State
  (PURSUANT TO NRS 78)                                    State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Renewable Energy Acquisition Corp.

2. Resident Agent             CSC Services of Nevada, Inc.
   Name and Street            Name
   Address:
  (must Street be a           502 East John Street               Carson City          Nevada       89706
   Nevada address where          Address                              City                       Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                          Number of shares
   corporation                with par value: 55,000,000      Par value: $0.001         without par value:
   authorized
   to issue)


4. Names & Addresses,         1. Craig Laughlin
   of Board of                   Name
   Directors/Trustees:           10935 57th Avenue No.               Plymouth          MN           55442
   (attach additional page       Street Address                       City            State       Zip Code
   if there is more than 3
   directors/trustees         2. Jeffery Paulson
                                 Name
                                 7301 Ohms Lane                      Edina             MN           55439
                                 Street Address                       City            State       Zip Code

                              3. Larry Hopfenspirger
                                 Name
                                 2025 Nicollet Ave. So., Suite 203   Minneapolis       MN           55404
                                 Street Address                       City            State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          Conduct any lawful business for which a corporation may be formed in Nevada

6. Names, Address             Mark E. Lehman                                          /s/ Mark E. Lehman
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    201 S. main Street, Suite 1800          Salt Lake City   UT           84111
   if there is more than 1    Address                                 City            State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ C Watson                                                     6-21-07
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.

                          ADDITIONAL PROVISIONS OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                       RENEWABLE ENERGY ACQUISITION CORP.


                        PROVISION I; AUTHORIZED SHARES

     The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 55,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the corporation shall have authority to issue are as follows:

     (a)  50,000,000 shares of common stock, $0,001 par value ("Common Stock");

     (b) 5,000,000 shares of preferred stock, $0,001 par value ("Preferred Stock").

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or non-cumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation. Shares of Common Stock and Preferred Stock (including any series of Preferred Stock) may, without the approval or consent of the holders of shares of said class or series, be issued as a share dividend in respect of shares of another class or series, all as the Board of Directors in its discretion may determine.

     The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                      PROVISION 2: LIMITATION ON LIABILITY

     A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                             PROVISION 3: AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                  PROVISION 4: ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alto:, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

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